                                                                   EXHIBIT 10.37


                         SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of January 22, 1997, by and among JTS Corporation, a Delaware corporation, with headquarters located at 166 Baypointe Parkway, San Jose, California 95134 (the "COMPANY"), and the investors listed on the Schedule of Investors attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

         B. The Company has authorized the following new series of its Preferred Stock, $.001 par value per share (the "PREFERRED STOCK"): the Company's Series C Convertible Preferred Stock (the "SERIES C PREFERRED SHARES"), which shall be convertible into shares of the Company's Common Stock, $.001 par value per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series C Preferred Shares, substantially in the form attached hereto as Exhibit A (the "CERTIFICATE OF DESIGNATIONS");

         C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of up to 25,000 shares of the Series C Preferred Shares in the respective amounts set forth opposite each Buyer's name on the Schedule of Investors; and

         D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Buyers hereby agree as follows:

         1.      PURCHASE AND SALE OF SERIES C PREFERRED SHARES.

                 a. Purchase of Series C Preferred Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company an aggregate of 25,000 Series C Preferred Shares, in the respective amounts set forth opposite each Buyer's name on the Schedule of Investors (the "CLOSING"). The per share purchase price (the "PURCHASE PRICE") of the Series C Preferred Shares shall be $1,000.00.

                 b. Closing Date. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m. Central Standard Time, within five (5) business days following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

                 c. Form of Payment. On the Closing Date, (i) each Buyer shall pay the Purchase Price to the Company for the Series C Preferred Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer, a stock certificate representing such number of the Series C Preferred Shares which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Investors), duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "STOCK CERTIFICATES").

         2.      BUYER'S REPRESENTATIONS AND WARRANTIES.

                 Each Buyer represents and warrants with respect to only itself that:

                 a. Investment Purpose. Such Buyer (i) is acquiring the Series C Preferred Shares and (ii) upon conversion of the Series C Preferred Shares, will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold the Series C Preferred Shares for any minimum or other specific term and reserves the right to dispose of the Series C Preferred Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                 b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

                 c. Reliance on Exemptions. Such Buyer understands that the Series C Preferred Shares and the Conversion Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Series C Preferred Shares and the Conversion Shares.

                 d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series C Preferred Shares and the Conversion Shares which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below.
Such Buyer understands that its investment in the Series C Preferred Shares and the Conversion Shares involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series C Preferred Shares and the Conversion Shares.

                 e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series C Preferred Shares or the Conversion Shares or the fairness or suitability of the investment in the Series C Preferred Shares or the Conversion Shares nor have such authorities passed upon or endorsed the merits of the offering of the Series C Preferred Shares or the Conversion Shares.

                 f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Series C Preferred Shares and the Conversion Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto); (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                 g. Legends. Such Buyer understands that the certificates or other instruments representing the Series C Preferred Shares and, until such time as the sale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE

         SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Series C Preferred Shares or the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of the Conversion Shares is registered under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Series C Preferred Shares or the Conversion Shares may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Series C Preferred Share or the Conversion Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Such Buyer agrees to sell the Conversion Shares, including those represented by certificate(s) from which the legend has been removed, in compliance with all applicable securities laws, including any prospectus delivery requirements.

                 h. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                 i. Residency. Such Buyer is a resident of that country specified in its address on the Schedule of Investors.

         3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                 The Company represents and warrants to each of the Buyers that:

                 a. Organization and Qualification. The Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC under the 1933 Act and which are set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                 b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this

Agreement and the Registration Rights Agreement, and to issue the Series C Preferred Shares and the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Series C Preferred Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, (iv) this Agreement and the Registration Rights Agreement constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Closing Date, the Certificate of Designations has been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms.

                 c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, of which as of January 14, 1997, 104,756,027 shares were issued and outstanding, and 10,000,000 shares of Preferred Stock, of which as of January 15, 1997, 15,000 shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Series C Preferred Shares or the Conversion Shares as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                 d. Issuance of Securities. The Series C Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. The Conversion Shares issuable upon conversion of the Series C Preferred Shares have been duly authorized and reserved for issuance and upon conversion or exercise in accordance with the Certificate of Designations will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

                 e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation or By-laws or
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted so long as the Buyers hold any Series C Preferred Shares or Conversion Shares, in violation of any law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                 f. SEC Documents; Financial Statements. Since July 31, 1996, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein and the Company's Registration Statements on Form S-4 filed on June 24, 1996, as amended, and on Form S-1 filed on November 29, 1996 and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Buyer or its representative true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

                 g.       Absence of Certain Changes.  Except as disclosed in
Schedule 3(g), since October 27, 1996 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                 h.       Absence of Litigation.     There is no action, suit,
proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein or (iii), except as expressly set forth in the SEC Documents or in Schedule 3(h), have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

                 i. Acknowledgement Regarding Buyers' Purchase of Series C Preferred Shares. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Series C Preferred Shares or the Conversion Shares. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

                 j. No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, was required to be publicly disclosed or announced by the Company but which has not been so publicly announced or disclosed.

                 k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Series C Preferred Shares or the Conversion Shares.

                 l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Series C Preferred Shares or the Conversion Shares under the 1933 Act or cause this offering of Series C Preferred Shares and Conversion Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or the stockholder approval provisions of the rules and regulations of The American Stock Exchange, Inc. ("AMEX").

                 m. Employee Relations. Neither the Company nor any of its subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

                 n. Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on
Schedule 3(n), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                 o. Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

                 p. Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                 q. Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                 r. Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                 s. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 t. No Materially Adverse Contracts, Etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

                 u. Tax Status. Except as set forth on Schedule 3(u), the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                 v.       Certain Transactions.  Except as set forth on
Schedule 3(v) and in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                 w. Corporate Existence. So long as a Buyer beneficially owns any Series C Preferred Shares, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on AMEX, or the New York Stock Exchange, Inc.

                 x. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Series C Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Series C Preferred Shares in accordance with this Agreement and the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

         4.      COVENANTS.

                 a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                 b. Form D. The Company agrees to file a Form D with respect to the Series C Preferred Shares and the Conversion Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Series C Preferred Shares and the Conversion Shares for, or obtain exemption for the Series C Preferred Shares and the Conversion Shares for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

                 c. Reporting Status. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and (B) none of the Series C Preferred Shares is outstanding (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

                 d. Use of Proceeds. The Company will use the proceeds from the sale of the Series C Preferred Shares for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

                 e. Financial Information. The Company agrees to send the following to each Buyer during the Registration Period: (i) within five (5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries and (iii) copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

                 f. Additional Equity Capital; Right of First Offer. The Company agrees that during the period beginning on the date hereof and ending on, and including, the earlier of (i) May 19, 1997 or (ii) the date on which seventy-five percent (75%) of the Series C Preferred Shares initially issued pursuant to this Agreement shall have been converted into Common Stock by the Buyers, the Company will not, without the prior written consent of the Buyers holding two-thirds (2/3) of the Series C Preferred Shares then outstanding, negotiate or contract with any party to obtain additional equity financings (including debt financing with an equity component) in any form ("FUTURE OFFERINGS"); provided, however, that such lock-up right of the Buyers shall not apply to the Company's issuance of securities pursuant to a firm commitment, underwritten public offering. In addition, the Company will not conduct any Future Offerings during the period beginning on the date hereof and ending one (1) year after the Closing Date unless it shall have first delivered to each Buyer or a designee appointed by such Buyer written notice (the "FUTURE OFFERING NOTICE") describing the proposed Future Offering, including the terms and conditions thereof, and providing each Buyer an option to purchase up to its Aggregate Percentage (as defined below), as of the date of delivery of the Future Offering Notice, in the Future Offering (the limitations referred to in this sentence are collectively referred to as the "CAPITAL RAISING LIMITATION"). For purposes of this Section 4(f), "AGGREGATE PERCENTAGE" at any time with respect to any Buyer shall mean the percentage obtained by dividing
(i) the aggregate number of Conversion Shares issued or issuable, as if a conversion occurred on such date, upon conversion of the Series C Preferred Shares initially owned by such Buyer by (ii) the aggregate number of Conversion Shares issued or issuable, as if a conversion occurred on such date, upon conversion of the Series C Preferred Shares initially held by the Buyers. A Buyer can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within three (3) business days of receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this Section 4(f), the Company shall have sixty (60) days thereafter to sell the securities of the Future Offering respecting which such Buyer's rights were not exercised, upon the principal economic terms and conditions, no more favorable to the purchasers thereof than specified in the Future Offering Notice; provided, however, it is understood that legal documentation may differ significantly from investor to investor, but the principal economic terms will remain no more favorable to the purchaser thereof than those specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such sixty (60) day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this
Section 4(f). The Capital Raising Limitation shall not apply to a loan from a commercial bank or any transaction involving the Company's issuances of securities in connection with a merger, consolidation or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors. The Capital Raising Limitation also shall not apply to the issuance of securities pursuant to a firm commitment, underwritten public offering or upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants.

                 g. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the number of shares of Common Stock needed to provide for the issuance of the Conversion

Shares; provided that all shares of the Common Stock authorized and not otherwise reserved for other purposes as of the date hereof shall be reserved for the purpose of issuance of the Conversion Shares.

                 h. Listing. The Company shall promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement and the Registration Rights Agreement. The Company shall maintain the Common Stock's authorization for quotation on AMEX, the Nasdaq National Market, or The New York Stock Exchange, Inc. The Company shall promptly provide to each Buyer copies of any notices it receives from AMEX regarding the continued eligibility of the Common Stock for listing on AMEX.

                 i. Expenses. Subject to Section 9(1) below, at the Closing, the Company shall pay a nonaccountable expense allowance of Fifteen Thousand Dollars ($15,000) to the Buyers or their designee(s).

                 j. Proxy. The Company shall provide each stockholder entitled to vote at the next annual stockholder meeting, a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such annual stockholder meeting for (i) approval of the Company's issuance of Series C Preferred Shares and Conversion Shares as described in this Agreement and (ii) authorization of an increase in the number of authorized shares of Common Stock to at least 200,000,000 shares of Common Stock, and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of Common Stock and such increase in authorized shares of Common Stock.

         5.      TRANSFER AGENT INSTRUCTIONS.

                 The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Series C Preferred Shares (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares, prior to registration of the Conversion Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Series C Preferred Shares and the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Series C Preferred Shares or Conversion Shares. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form, and substance to the Company, that registration of a resale by such Buyer of any of the Series C Preferred Shares or the Conversion Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.      CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                 The obligation of the Company hereunder to issue and sell the Series C Preferred Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                 a. Such Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                 b. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

                 c. Such Buyer shall have delivered to the Company the Purchase Price for the Series C Preferred Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                 d. The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

         7.      CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                 The obligation of each Buyer hereunder to purchase the Series C Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                 a. The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to such Buyer.

                 b. The Certificate of Designations, shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

                 c. The Common Stock shall be authorized for quotation on AMEX, the Nasdaq National Market or The New York Stock Exchange, Inc., trading in the Common Stock issuable upon conversion of the Series C Preferred Shares to be traded on AMEX, the Nasdaq National Market or The New York Stock Exchange, Inc. shall not have been suspended by the SEC, AMEX, The Nasdaq Stock Market, Inc., or The New York Stock Exchange, Inc. and all of the Conversion Shares issuable upon conversion of the Series C Preferred Shares to be sold at the Closing shall be listed upon AMEX, the Nasdaq National Market or The New York Stock Exchange, Inc.

                 d. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                 e. Such Buyer shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit C attached hereto.

                 f. The Company shall have executed and delivered to such Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Series C Preferred Shares being purchased by such Buyer at the Closing.

                 g. The Board of Directors of the Company shall have adopted the resolutions in substantially the form of Exhibit D attached hereto.

                 h. As of the Closing Date, such Buyer shall have received a copy of letter agreements executed by stockholders of the Company who hold at least twenty-five percent (25%) of the Common Stock outstanding as of the Closing Date (collectively, the "APPROVING STOCKHOLDERS") to the effect that each of the Approving Stockholders, as common stockholders of the Company, consents to the Company's issuance of Series C Preferred Shares and Conversion Shares as described in this Agreement and covenants to vote such Approving Stockholder's shares of Common Stock in favor of (i) the issuance of Series C Preferred Shares and Conversion Shares as described in this Agreement and (ii) the increase in the number of authorized shares of Common Stock described in Section 4(j) above, at the next annual stockholders meeting at which such vote is solicited, as described in
Section 4(j) above.

                 i. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyers, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

         8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of this Agreement and acquiring the Series C Preferred Shares and Conversion Shares hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of Series C Preferred Shares and Conversion Shares and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Certificate of Designations or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate of Designations or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Series C Preferred Shares or the status of such Buyer or holder of the Series C Preferred Shares or the Conversion Shares as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         9.      GOVERNING LAW; MISCELLANEOUS.

                 a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws.

                 b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

                 c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                 d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                 e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                 f. Notices. Any notices consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested;
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                 166 Baypointe Parkway
                 San Jose, California  95134
                 Telephone:       (408) 468-1800
                 Facsimile:       (408) 468-1619
                 Attention:       President

         With a copy to:

                 Cooley Godward LLP
                 3000 El Camino Real
                 5 Palo Alto Square
                 Palo Alto, California  94306
                 Telephone:       (415) 843-5000
                 Facsimile:       (415) 843-5048
                 Attention:       Andrei Manoliu, Esq.

         If to the Transfer Agent:

                 Registrar and Transfer Company
                 10 Commerce Drive
                 Cranford, New Jersey 07016-3572
                 Telephone:        (908) 272-8511
                 Facsimile:        (908) 272-6951
                 Attention:        Priscilla Roopnarine

         If to a Buyer, to its address and facsimile number on the Schedule of Investors, with copies to such Buyer's counsel as set forth on the Schedule of Investors. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                 g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. A Buyer may assign its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

                 h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                 i.       Survival.  Unless this Agreement is terminated under
Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5, 9(g), 9(h), 9(j) and 9(k), the indemnification provisions set forth in Section 8 and this Section 9(i), shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                 j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                 k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                 l. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse the Buyers for the expenses described in Section 4(i) above.

                 m. Placement Agent. The Company acknowledges that it has engaged a placement agent in connection with the sale of the Series C Preferred Shares, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees relating to or arising out of the transactions contemplated hereby.

                 n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                               BUYERS:
--------                               -------

JTS CORPORATION                        NELSON PARTNERS


By:                                     By:
   -------------------------               -------------------------------
   Name:     David T. Mitchell             Name:  Anne Dupuy
   Its:      President and Chief           Its:   Officer
             Executive Officer

                                       OLYMPUS SECURITIES, LTD.


                                       By:
                                          ---------------------------------
                                          Name:  Anne Dupuy
                                          Its:   Alternate Director


                                       RGC INTERNATIONAL INVESTORS, LDC

                                       By:  Rose Glen Capital Management, L.P.,
                                            as Investment Manager

                                       By:  RGC General Partner Corp.,
                                            as General Partner


                                       By:
                                          ---------------------------------
                                          Name:  Wayne Bloch
                                          Its:   Managing Director


                                       CAPITAL VENTURES INTERNATIONAL

                                       By:  Bala International Inc.,
                                            as agent


                                       By:
                                          ---------------------------------
                                          Name:  Andrew Frost
                                          Its:   Director

                             SCHEDULE OF INVESTORS




                                                                                Number of
                                                                                Series C
                                           Investor Address                     Preferred           Investor's Legal Counsel
      Investor Name                      and Facsimile Number                    Shares               and Counsel's Address
-----------------------             -----------------------------               ---------       --------------------------------
Nelson Partners                     c/oLeeds Management Services                  6,250         Citadel Investment Group, L.L.C.
                                    129 Front Street, 5th Floor                                 225 West Washington Street
                                    Hamilton HM12 Bermuda                                       Chicago, Illinois 60606
                                    Attn:  Anne Dupuy                                           Attention: Kenneth C. Griffin
                                    Facsimile: (441) 292-2239                                      Kenneth A. Simpler
                                                                                                Facsimile: (312) 368-1348
                                                                                                Katten Muchin & Zavis
                                                                                                525 W. Monroe Street
                                                                                                Chicago, Illinois 60661-3693
                                                                                                Attention: Matthew S. Brown, Esq.
                                                                                                   Robert J. Brantman, Esq.
                                                                                                Facsimile: (312) 902-1061

Olympus Securities, Ltd.            c/oLeeds Management Services                  6,250         Citadel Investment Group, L.L.C.
                                    129 Front Street, 5th Floor                                 225 West Washington Street
                                    Hamilton HM12 Bermuda                                       Chicago, Illinois 60606
                                    Attn:  Anne Dupuy                                           Attention: Kenneth C. Griffin
                                    Facsimile: (441) 292-2239                                      Kenneth A. Simpler
                                                                                                Facsimile: (312) 368-1348

                                                                                                Katten Muchin & Zavis
                                                                                                525 W. Monroe Street
                                                                                                Chicago, Illinois 60661-3693
                                                                                                Attention: Matthew S. Brown, Esq.
                                                                                                   Robert J. Brantman, Esq.
                                                                                                Facsimile: (312) 902-1061

RGC International Investors, LDC    c/o Rose Glen Capital Management, L.P.        7,500
                                    440 East Swedesford Road
                                    Suite 2025
                                    Wayne, Pennsylvania  19087
                                    Attn:  Wayne Bloch
                                    Facsimile: (610) 971-2212
                                    Residency:  Cayman Islands

Capital Ventures International      c/o Bala International Inc.                   5,000
                                    401 City Avenue
                                    Bala Cynwyd, Pennsylvania 19004
                                    Attn: Michael Spolan
                                    Facsimile: (610) 617-2707
                                    Residency:  Cayman Islands


                            JTS DISCLOSURE SCHEDULES





















                                        1.

                                  SECTION 3(a)

                         ORGANIZATION AND QUALIFICATION

JTS has the following Significant Subsidiaries: Note: JTS owns approximately ninety-nine percent (99%) of the capital stock of Moduler Electronics through its wholly-owned subsidiaries, Asperal, Dexar and Mauritius:


         Asperal Holdings, Inc., a corporation organized under the laws of Panama ("Asperal").

         Dexar Holdings Inc., a corporation organized under the laws of Panama ("Dexar").

         JTS Mauritius Holdings, a corporation organized under the laws of Mauritius ("Mauritius").

         JTS Technology Pvt. Ltd., formerly known as Modular Electronics Pvt. Ltd., a corporation organized under the laws of India ("Moduler Electronics").

Certain intellectual property rights covered by Section 3(n) of the Agreement are owned or licensed through the above noted subsidiaries.

The balance of the ownership of Moduler Electronics is held by members of the family of Mr. Sirjang Tandon, an officer and director of the Company, or by entities controlled by such family (reference also to Section 3(v) of the Agreement).




                                       2.

                                  SECTION 3(b)

         AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS

Please note that stockholder approval is required to increase the number of authorized shares of Common Stock to more than 150,000,000. As a result, in certain circumstances, prior to receipt of such approval, the Company may not be able to issue all of the Conversion Shares (reference also to Sections 3(d), 3(e) and 3(x) of the Agreement).































                                       3.

                                  SECTION 3(c)

                                 CAPITALIZATION

a)      OPTIONS:

Attached hereto as Schedule 3(c)(1) is a list of outstanding option holders of JTS as of January 18, 1997.

b)      RESTRICTED STOCK PURCHASE AGREEMENTS:

In January 1996, JTS made loans to each of David T. Mitchell, Kenneth D. Wing and Virginia Walker in connection with the purchase by such individuals of 2,000,000 shares, 300,000 shares, and 250,000 shares of JTS Common Stock, respectively, at a purchase price of $0.25 per share. Each purchaser executed a restricted stock purchase agreement (each, a "Restricted Stock Purchase Agreement") granting JTS a right of repurchase as to such shares in the event the purchasers' employment with JTS terminates. With respect to Mr. Mitchell, 250,000 shares of the JTS Common Stock purchased were immediately vested, and JTS' repurchase right lapses monthly with respect to the remainder of such shares at the rate of 1/48th per month. With respect to the shares purchased by Mr. Wing, JTS' repurchase right lapsed as to one-eighth of such shares in January 1996 and as to 1/48th of such shares monthly thereafter. With respect to the shares purchased by Ms. Walker, JTS' repurchase right lapsed as to one-eighth of such shares in May 1996 and as to 1/48th of such shares monthly thereafter. In addition, the Restricted Stock Purchase Agreements provide that JTS' repurchase right shall lapse entirely upon certain events following a change in control of JTS. Mr. Wing and Ms. Walker liquidated a portion of their vested holdings subsequent to July 30, 1996.

In March 1996, Mr. Mitchell and Mr. Sirjang L. Tandon each purchased 1,000,000 shares of JTS Common Stock at a purchase price of $1.00 per share. All of such shares are subject to a right of repurchase at cost in favor of JTS, which repurchase option lapses as to all such shares after five years of service with JTS; provided, however, that with respect to each individual, JTS' right of repurchase will lapse at the rate of one-eighth of the total shares purchased in September 1996 and as to 1/48th of the total shares purchased per month thereafter. In addition, at the discretion of JTS' Board of Directors, the right of repurchase with respect to Mr. Mitchell's 1,000,000 shares of JTS Common Stock may be caused to lapse as to all such shares at any time.

c)      WARRANTS:

JTS has issued a Common Stock Purchase Warrant dated as of December 18, 1995 with respect to 50,000 shares of Common Stock at an exercise price of $3.00 per share to Silicon Valley Bank in connection with a line of credit of up to $5,000,000 provided by Silicon Valley Bank.




                                       4.

JTS has issued a Common Stock Purchase Warrant dated as of April 4, 1996 with respect to 750,000 shares of Common Stock at an exercise price of $.25 per share to Lunenburg S.A., a Tandon family affiliated entity. The Common Stock Purchase Warrant was immediately exercisable as to 500,000 shares of Common Stock, and contingently exercisable as to 250,000 shares of Common Stock at such time as there became available to Moduler Electronics credit facilities in India aggregating at least $29,000,000. Lunenburg S.A. exercised the Common Stock Purchase Warrant as to 500,000 shares of Common Stock on June 25, 1996. The Common Stock Purchase Warrant shall expire on February 25, 2001.

JTS has issued to GFL Advantage Fund Limited and Genesee Fund Limited (each, a "Series B Investor") the right to convert all or a portion of the Series B Preferred Stock into units consisting of Common Stock and Investor Warrants. For every 10 shares of Common Stock issued upon conversion of the Series B Preferred Stock, the holder thereof shall be entitled to receive an Investor Warrant to purchase one share of Common Stock. Each Investor Warrant is exercisable for one share of Common Stock at 110% of the lower of the average closing bid price of the Company's Common Stock for the five days immediately preceding (i) the conversion notice date or (ii) the Series B Closing. The Investor Warrants are exercisable for up to three years after the issuance date of the Investor Warrants.

JTS has issued to Wharton Capital Corporation, the placement agent in the November 1996 private placement transaction in which the Company issued Series B Preferred Stock, warrants to purchase 37,500 shares of Common Stock at $4.2625 per share ("Finder's Warrants"). The Finder's Warrants are exercisable through November 5, 1999.

d)      REGISTRATION RIGHTS

Under that certain Registration Rights Agreement, dated as of February 3, 1995, as amended on August 7, 1995, and as further amended on April 4, 1996, by and among JTS and the holders of Registrable Securities (as defined therein), JTS has granted certain registration rights to such holders.

In connection with the Common Stock Purchase Warrants issued to VLLI and Silicon Valley Bank, JTS has granted certain registration rights.

Under those certain Registration Rights Agreements between JTS and each of GFL Advantage Fund Limited and Genesee Fund Limited - Portfolio B (collectively, "Series B Investors"), dated as of October 31, 1996, JTS has granted certain registration rights to the Series B Investors.

e)      DEBT SECURITIES

In connection with JTS' acquisition of Atari, JTS is a party to certain Atari Indenture Agreements and supplements thereto ("Atari Debentures"). The Atari Debentures are



                                       5.

convertible into JTS Common Stock at a conversion price of $16.3125 per share and are due on April 29, 2002. The Atari Debentures are more fully set forth in the SEC Documents.



































                                       6.

                                  SECTION 3(e)

                                  NO CONFLICTS

None
















                                       7.

                                  SECTION 3(g)

                           ABSENCE OF CERTAIN CHANGES

Although the Company does not believe that the following will have a material adverse effect on the Company, please note the disclosures relating to Sections 3(e), 3(h) and 3(u) herewith.
















                                       8.

                                  SECTION 3(h)

                             ABSENCE OF LITIGATION

1.      JTS, via its merger with Atari, is a party to the following suits:

        a. Atari Corporation v. Philips Laser Magnetic Storage, and Does 1-10. No. CV 754767
             Superior Court of Santa Clara County. Filed December
             22, 1995. Suit for breach of contract for Philips for failure to ship CD players. Philips has asserted a counterclaim against Atari for approximately $1,000,000.

        b. Atari Corporation v. Probe Entertainment Limited, Acclaim Entertainment, Inc. and Does-10.
             No. CV 754749
             United States District Court, San Francisco. Filed December 21, 1995. Action for breach of software license agreements related to the Jaguar products. Acclaim has claims for failure to pay royalties of approximately $1,250,000.

        c.   Sears, Roebuck and Company v. Atari Computer
             No. CV 750697
             Superior Court of Santa Clara County. Filed 6/30/95. Sears seeks approximately $91,000 for credits on its accounts.

        d.   In re The Federated Group, Inc., Alleged Debtor.
             No. 92-50412-JRG Chapter 7
             U.S.B.C. (N.D. Cal. Div. 5)
             Certain debenture holders filed an involuntary bankruptcy petition against The Federated Group, Inc., a subsidiary of Atari Corporation, in 1992. The Federated Group, Inc. prevailed at trial. Presently, the case is on appeal before the Ninth Circuit.

        e.   Interinvest S.A. v. Atari Corporation, et al.
             Court of First Instance #36, Madrid, Spain
             Filed May 24, 1995
             Interinvest seeks approximately $500,000 in damages.

        f.   Citizens v. Atari Computer
             Superior Court of Santa Clara County.
             Citizen seeks approximately $900,000 on accounts.

        g.   Yercaf v. Atari Computer
             No. CV 758843
             Superior Court of Santa Clara County. Filed June 21, 1996.




                                       9.

                Former Atari landlord seeks approximately $70,000.

        h.      Extron Contract Manufacturing Company v. Atari Computer
                No. CV 758563
                Superior Court of Santa Clara County. Filed June 10, 1996. Former Atari supplier in dispute over inventory seeks approximately $215,000 on accounts.

        i.      Integrated Silicon Solutions, Inc. v. Atari Computer
                No. DC 96330055
                Municipal Court Santa Clara County. Filed June 3, 1996. ISS seeks $22,348.70 on account.

        j.      Trans World Computer, Gmbh. vs. JTS Corporation and JT Storage,
                Inc.
                No. C9620886SWPVT
                U.S. District Court.  Filed October 24, 1996.
                Trans World seeks $19,720 on account.

        k.      Tradewell Incorporated v. Atari Computer
                No. 95CIV935LMN
                U.S. District Court South District of New York. Filed March 21, 1995.
                Tradewell claims breach of contract and seeks damages of approximately $50,000. Atari is counter claiming for approximately $1,000,000.

        l.      JTS Corporation v. Creative Edge Software Limited
                No. CV 762624
                Superior Court of Santa Clara County. Filed December 6, 1996. JTS is seeking $75,000 for breach of contract.

2. JTS is involved in a matter with Dusseldorf Securities Limited as is further described in the letters set forth on Schedule 3(h)(l).

 3. The foregoing matters may also pertain to Sections 3(e) (only with respect to paragraph 2 above), 3(j) and 3(t) (only with respect to paragraph 2 above) of the Agreement.










                                      10.

                                  SECTION 3(n)

                          INTELLECTUAL PROPERTY RIGHTS

1.      JTS believes that Sony U.S.A is infringing one of Atari's patents:

                - U.S. Patent 4,471,465 entitled "Video Display System with Multicolor Graphic Selection" issued September 11, 1984 (the "465 PATENT").

2. JTS also believes that several major manufacturers of graphics boards for computers are using technology which infringes JTS' 465 Patent.






































                                      11.

                                  SECTION 3(p)
                                     TITLE

a)      FINANCING STATEMENTS WITH RESPECT TO JTS

Silicon Valley Bank has filed a financing statement in connection with certain collateral.

JLA Credit Corporation has filed a financing statement in connection with a certain Toshiba Perception "E" Telephone system.

Compaq Computer Corporation has filed a financing statement in connection with certain rights to receive royalty payments from Western digital Corporation pursuant to the Technology Transfer and License Agreement by and among JTS and Western Digital Corporation.

Copelco has filed a financing statement in connection with certain equipment.

Phoenix Leasing Incorporated has filed a financing statement in connection with the leasing of certain equipment, fixtures and other collateral.

Ecolab has filed a financing statement in connection with the leasing of certain equipment.

Telogy, Inc., has filed a financing statement in connection with the leasing of certain equipment.

b)      MODULER ELECTRONICS EQUIPMENT LEASES

Moduler Electronics is a party to a hire purchase agreement (capitalized personal property lease) with Sundaram Finance Limited.

c)      MODULER ALLOTMENT LETTERS

JTS' Madras manufacturing facilities are held pursuant to allotment letters with certain governmental entities in India.

                                      12.

                                  SECTION 3(r)

                               REGULATORY PERMITS

Although the Company does not believe that the following will have a material adverse effect on the Company, please note the disclosure relating to Sections, 3(e) herewith.

                                       13.

                                  SECTION 3(u)

                                   TAX STATUS

Moduler Electronics tax return for the fiscal tax year ending March 31, 1995 was filed late, however, no taxes were due.

Moduler Electronics was informed of a sales tax dispute related to the sale of certain of Moduler Electronics' fixed assets to another Tandon Group Company. Moduler Electronics believes that the dispute is without merit and expects that the dispute will be resolved without additional payment.

An audit of Forms 1099 of the former Atari is being conducted for 1993 and 1994.

There is a state tax lien on the assets of Federated which has been adequately reserved for in the JTS Financial statements.

Certain of JTS' inactive subsidiaries have not filed tax returns for the last several fiscal years. JTS does not expect any material tax liability to result from the filing of these returns.

The foregoing disclosures may also pertain to Sections 3(h) and 3(j) of the Agreement.


                                      14.

                                  SECTION 3(v)

                              CERTAIN TRANSACTIONS

JTS has made interest-free loans to certain employees as follows:

        JTS has made a forgivable loan to Messrs. Pickford, Singh, Sidu, Wing, Dawes, and S. Harris in the amounts of $50,000.00; $35,000.00; $40,000.00; $245,000.00; $20,000.00; and $100,000.00, respectively.

        JTS has made a personal loan to Mr. Kaczeus in the amount of $26,000.00, of which $21,000.00 is still outstanding.

Aside from accrual salary in the ordinary course of business, JTS is obligated to certain employees as follows:

        JTS has committed to make a bonus payment to Mr. Niedrich in the amounts of $20,000.00. JTS has not yet disbursed these funds.





                                      15.

                                SCHEDULE 3(c)(1)

                         JTS Stock Option Holder Table

                                SCHEDULE 3(h)(1)

                   JTS-Dusseldorf Securities Limited Letters